Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts: Todd Fromer / Garth Russell	Media Contacts: Shelley Pfaendler
KCSA Worldwide 212-896-1215 / 212-896-1250 tfromer@kcsa.com / grussell@kcsa.com	KCSA Worldwide 212-896-1248 spfaendler@kcsa.com

Authentidate Holding Corp. Announces Fiscal 2007

Third Quarter Results

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Quarterly Revenue Increases and Net loss Narrows Year-Over-Year

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BERKELEY HEIGHTS, N.J., May 10, 2007 – Authentidate Holding Corp. (NASDAQ: ADAT), a worldwide provider of software and software services that enable enterprises and individuals to exchange information securely and conduct trusted business transactions, today announced financial results for the fiscal third quarter ended March 31, 2007.

Suren Pai, Chief Executive Officer of Authentidate, stated, “In a relatively short period of time we have introduced innovative hosted applications in the U.S. with our Inscrybe™ Healthcare and TrueBlue™ offerings, while our German subsidiary continues to successfully market its software solutions and develop strategic partnerships with leading software and services providers in Europe. In addition, during the quarter we announced the pending sale of our Document Management Solutions and Systems Integration businesses, which will allow us to focus on our core business. Results for these businesses are reported as discontinued operations.”

Mr. Pai went on to say, “Both our U.S. and German operations are keenly focused on serving the emerging market need for solutions that enable enterprises and individuals to exchange information and conduct trusted business transactions, securely and cost effectively. We believe this focus will allow us to deliver significant value to customers in our target markets and provide long-term growth and value for our shareholders.”

Revenue for the three months ended March 31, 2007 increased 42% to $1,793,000 compared to $1,265,000 for the third quarter last year. These results reflect increases in transaction volumes and new customers in both our U.S. and German operations.

Net loss for the third quarter of fiscal 2007 was $3,381,000, or $0.10 per diluted share, compared to a net loss of $4,601,000, or $0.13 per diluted share, for the third quarter of fiscal 2006. The net loss includes a loss from discontinued operations of $128,000 for the quarter compared to a loss of $174,000 for the prior year period.

Revenue for the nine months ended March 31, 2007 was approximately $3,678,000 compared to $3,645,000 for the prior year period which includes approximately $623,000 related to the amortization of deferred revenue and other one-time revenue. Excluding these one-time items from the prior year’s results, revenue increased approximately 22% for fiscal 2007.

Net loss for the nine months ended March 31, 2007 was $11,488,000, or $0.33 per diluted share, compared to a net loss of $11,902,000, or $0.35 per diluted share, for the prior year period. The net loss includes income from discontinued operations of $133,000 for the period compared to a loss of $257,000 for the prior year period. The net loss for fiscal 2007 reflects continued product development investments related to Inscrybe Healthcare and TrueBlue as well as incremental litigation expenses of approximately $1,800,000, or $0.05 per diluted share. The net loss for the prior year period includes accrued severance of approximately $670,000, or $0.02 pre diluted share.

As of March 31, 2007, the Company’s cash and marketable securities totaled $32,414,000. Total deferred revenue at the end of the third quarter was $1,625,000.

Commenting on the quarter, Mr. Pai stated, “This was an exciting quarter for Authentidate as Inscrybe Healthcare continued to gain market traction in the U.S. and we added new customers and partners in our German operations. As previously announced, American HomePatient, one of our first customers to adopt Inscrybe Healthcare, gave a strong endorsement of our applications to the healtchcare industry during a presentation at this year’s MedTrade event. While at MedTrade, we also announced the new eOrder module for Inscrybe, which American HomePatient has also adopted. This is positive validation of our vision for Inscrybe Healthcare as a highly scalable suite of integrated capabilities facilitating trusted transactions for our healthcare industry customers in the U.S. Ongoing product innovation will allow us to continue to expand our addressable market and expand our relationship with existing customers.”

“In addition, we are making final preparations for the commercial launch of TrueBlue in the fourth quarter of fiscal 2007. As we have discussed, TrueBlue’s beta trial has provided valuable insight into how we could improve the product to better meet customers’ needs and expectations. We believe TrueBlue offers a tremendous opportunity for us to serve enterprises and individuals in terms of addressing their needs for a practical, highly-secure and convenient online document transaction solution that saves time and money.”

Conference Call

Management will host a conference call at 4:30 p.m. ET on Thursday, May 10, 2007 to discuss the latest corporate developments and results. The dial-in number for callers in the U.S. is (888) 603-6873 and the dial in number for international callers is (973) 582-2706. The access code for all callers is 8745121. A live webcast of the call will also be available on the Company’s website at www.authentidate.com.

A replay of the call will be available through May 17, 2007. To access the replay, please dial (877) 519-4471 in the U.S. and (973) 341-3080 outside the U.S., and then enter the access code 8745121.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of software and software services that enable enterprises and individuals to exchange information securely and conduct trusted business transactions. In the United States our offerings incorporate our proprietary and patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark®. In Germany our offerings include electronic signing and time stamping applications for use with a variety of corporate processes including electronic billing and archiving solutions.

The company operates its business in the United States and Germany, which includes Authentidate, Inc., and Authentidate International AG. For more information, visit the company’s website at http://www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Tables follow:

Authentidate Holding Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

( in thousands )	March 31, 2007 (Unaudited)	June 30, 2006
Assets
Current assets
Cash and cash equivalents	$8,351	$9,366
Restricted cash	521	521
Marketable securities	24,063	36,539
Accounts receivable, net	1,443	601
Prepaid expenses and other current assets	1,015	203
Assets held for sale	2,899	2,778

Total current assets	38,292	50,008
Property and equipment, net	1,290	1,519
Other assets
Software development costs, net	2,307	1,549
Goodwill	7,341	7,341
Other assets	1,362	1,278
Assets held for sale	2,733	2,839

Total assets	$53,325	$64,534

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$3,296	$4,919
Deferred revenue	1,396	1,195
Other current liabilities	407	57
Liabilities of discontinued operations	1,723	1,799

Total current liabilities	6,822	7,970
Long-term deferred revenue	229	229

Total liabilities	7,051	8,199

Commitments and contingencies
Shareholders’ equity
Preferred stock $.10 par value; 5,000 shares authorized Series B, 28 shares issued and outstanding	3	3
Common stock, $.001 par value; 75,000 shares authorized, 34,430 and 34,413 issued and outstanding on March 31, 2007 and June 30, 2006, respectively	34	34
Additional paid-in capital	163,836	162,386
Accumulated deficit	(117,533)	(105,992)
Accumulated comprehensive loss	(66)	(96)

Total shareholders’ equity	46,274	56,335

Total liabilities and shareholders’ equity	$53,325	$64,534

Authentidate Holding Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
(in thousands, except per share data)	2007	2006	2007	2006
Revenues
Software licenses and support	$1,324	$884	$2,406	$1,988
Hosted software services	469	381	1,272	1,657

Total revenues	1,793	1,265	3,678	3,645

Operating expenses
Cost of revenues	800	362	1,860	1,033
Selling, general and administrative	4,026	4,985	12,584	13,574
Product development	710	857	2,443	2,282

Total operating expenses	5,536	6,204	16,887	16,889

Operating loss	(3,743)	(4,939)	(13,209)	(13,244)
Other income	490	512	1,588	1,599

Loss from continuing operations	(3,253)	(4,427)	(11,621)	(11,645)

Income (loss) from discontinued operations, net	(128)	(174)	133	(257)

Net loss	$(3,381)	$(4,601)	$(11,488)	$(11,902)

Basic and diluted loss per share
Continuing operations	$(0.09)	$(0.12)	$(0.34)	$(0.34)
Discontinued operations	(0.01)	(0.01)	0.01	(0.01)

Basic and diluted loss per share	$(0.10)	$(0.13)	$(0.33)	$(0.35)